Filed Pursuant to Rule 424(b)(7)
Registration No. 333-298811
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 8, 2026)
5,000,000 Shares
Vistra Corp.
Common Stock
This prospectus supplement and the accompanying base prospectus relate to the proposed resale from time to time of up to 5,000,000 shares of our common stock, par value $0.01 per share (our “common stock”), by the selling stockholder named in this prospectus supplement. The selling stockholder identified in this prospectus supplement may offer and sell or otherwise dispose of its shares of our common stock covered by this prospectus supplement from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for more information about how the selling stockholder identified in this prospectus supplement may sell or dispose of its shares of our common stock covered by this prospectus supplement. We will not receive any proceeds from the sale of the shares by the selling stockholder.
Our common stock is listed on the New York Stock Exchange and the NYSE Texas under the symbol “VST.” On November 6, 2026, the last reported sale price of our common stock on the New York Stock Exchange was $124.80 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-2 of this prospectus supplement and beginning on page 3 of the accompanying base prospectus.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is November 9, 2026.

PROSPECUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement that Vistra Corp. and Vistra Operations Company LLC, its indirect wholly-owned subsidiary, each a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), have jointly filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. In the event that the information contained in this prospectus supplement differs or varies from the information contained in the accompanying base prospectus, you should rely on the information set forth in this prospectus supplement.
We have not, and the selling stockholder has not, authorized any other person to provide you with information or to make any representations different from those contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering of common stock. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should read this entire prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering of common stock, as well as the documents incorporated by reference herein and therein that are described under “Where You Can Find More Information” in the accompanying base prospectus and “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement. The selling stockholder is only offering to sell, and only seeking offers to buy, our common stock in jurisdictions where offers and sales are permitted.
The information contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering of common stock, or in any document incorporated herein or therein, is accurate only as of the date hereof or thereof, respectively, regardless of the time of delivery of this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering of common stock, or of any sale of our common stock by the selling stockholder. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult your own legal, tax and business advisors regarding an investment in our common stock. Information in this prospectus supplement and the accompanying base prospectus is not legal, tax or business advice to any prospective investor.
This prospectus supplement includes or incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of the information and we have not independently verified this information. In addition, the market and industry data and forecasts included or incorporated by reference in this prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.
S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, including documents incorporated by reference, contains forward-looking statements that involve risks and uncertainties. All statements, other than statements of historical facts, that are included in this prospectus supplement, including documents incorporated by reference, that address activities, events or developments that may occur in the future, including (without limitation) such matters as activities related to our financial or operational projections, capital allocation, capital expenditures, liquidity, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments, and the growth of our business and operations, including potential transactions with large load facilities at our nuclear and natural gas plants (often, but not always through the use of words or phrases such as “intends,” “plans,” “potential,” “will likely,” “unlikely,” “believe,” “expect,” “anticipated,” “estimate,” “should,” “could,” “may,” “projection,” “forecast,” “target,” “goal,” “objective,” and “outlook”) are forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause our actual results to differ materially from those projected or implied by such forward-looking statement. Any such forward-looking statement is qualified in its entirety by reference to the discussion in this prospectus supplement under the heading “Risk Factors” and detailed in our Annual Report on Form 10-K for the year ended December 31, 2025, as may be supplemented in our subsequent Quarterly Reports on Form 10-Q and in our other periodic and current reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict them. In addition, we may be unable to assess the impact of any such event or condition or the extent to which any such event or condition, or combination of events or conditions, may cause results to differ materially from those contained in or implied by any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.
S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus supplement, the accompanying base prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and this offering. Please read the section entitled “Risk Factors” commencing on page S-2 of this prospectus supplement and additional information contained in our Annual Report on Form 10-K for the year ended December 31, 2025 and other filings we make with the SEC, which information is incorporated by reference in this prospectus supplement, for financial and other important information you should consider before investing in our common stock.
In this prospectus supplement, “Vistra,” “we,” “us,” “our” and the “Company” refer to Vistra Corp. and its consolidated subsidiaries, as apparent in the context. When we refer to “Vistra Operations,” we mean Vistra Operations Company LLC. When we refer to “you,” we mean the potential holders of the common stock.
Vistra Corp.
Vistra is an integrated retail electricity and power generation company that provides essential power resources to customers, businesses, and communities from California to Maine. We combine an innovative, customer-centric approach to retail sales with safe, reliable, diverse, and efficient power generation. Our integrated power generation and wholesale operation allows us to efficiently obtain the electricity needed to serve our customers at the lowest cost. The integrated model enables us to structure products and contracts in a way that offers significant value compared to stand-alone retail electric providers. The Company brings its products and services to market in 18 states and the District of Columbia, including all major competitive wholesale power markets in the U.S. We serve approximately 5 million residential, commercial, and industrial retail customers with electricity and natural gas. Our generation fleet totals approximately 49,000 megawatts of generation capacity powered by a diverse portfolio, including natural gas, nuclear, coal, solar, and battery energy storage facilities.
Principal executive offices and internet address
Our principal executive offices are located at 6555 Sierra Drive, Irving, Texas 75039. Our telephone number is (214) 812-4600, and our internet address is www.vistracorp.com. Information contained on our website and/or our subsidiaries’ websites is not and should not be deemed a part of this prospectus or any other report or filing filed with or furnished to the SEC.

RISK FACTORS
An investment in our common stock involves risks. You should carefully consider the factors disclosed in Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026, and other factors discussed in any subsequent filings made with the SEC prior to the filing of this prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, before investing in our common stock. You should also consider similar information contained in any annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed by us with the SEC after the date of this prospectus supplement before deciding to invest in our common stock. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein also contain forward-looking statements that involve risks and uncertainties. Please read “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. The risks described in the documents incorporated by reference herein and therein are not the only risks facing us. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment.

USE OF PROCEEDS
We will not receive any proceeds from any sale by the selling stockholder of the common stock offered by this prospectus supplement.

SELLING STOCKHOLDER
We are registering the resale of up to 5,000,000 shares of common stock covered by this prospectus supplement to allow the selling stockholder to sell or otherwise dispose of, from time to time, such shares of common stock.
On October 30, 2026, we completed the acquisition of Q-Generation, LLC, a Delaware limited liability company (“Q-Generation”), pursuant to the Purchase and Sale Agreement, dated December 31, 2025 (the “Purchase Agreement”), by and among Vistra Operations, Vistra, for the limited purposes set forth therein, and Q-Generation Holdings, LLC (the “Seller”). Pursuant to the terms of the Purchase Agreement, Vistra Asset Company LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of Vistra, acquired all of the limited liability company interests in Q-Generation under the terms and conditions of such agreement (the “Q-Generation Acquisition”). The consideration for the Q-Generation Acquisition and the related Merger (as defined below) consisted of (i) approximately $2.2 billion in cash (net of adjustments for working capital, acquired cash, the assumption of approximately $1.7 billion of outstanding indebtedness of Q-Generation and its subsidiaries as of closing, and certain other adjustments) and (ii) 5,000,000 shares of our common stock (the “Stock Consideration”). Our issuance of the Stock Consideration was exempt from registration under the Securities Act.
Pursuant to the Purchase Agreement, we agreed to file with the SEC a shelf registration statement on Form S-3 (or a supplement to an existing shelf registration statement or, if Form S-3 is not available to us, another appropriate form) and related prospectus in compliance with Rule 415 under the Securities Act covering the resale on a continuous basis of all of the Registrable Securities (as defined below), and we caused the Stock Consideration to be approved for listing on the New York Stock Exchange. We also agreed to use commercially reasonable efforts to keep such registration statement continuously effective until all Registrable Securities covered by such registration statement have ceased to be Registrable Securities, subject to our right to delay or suspend the use of such registration statement under certain circumstances on not more than two occasions or for more than an aggregate of 90 days in any 12-month period.
Pursuant to the Purchase Agreement, the term “Registrable Securities” means the shares of Vistra common stock issued in connection with the closing of the Q-Generation Acquisition pursuant to the Purchase Agreement as part of the Stock Consideration; provided, however, that shares of Vistra common stock shall cease to be Registrable Securities under the Purchase Agreement if and when (a) such Registrable Securities have been sold, transferred or otherwise disposed of pursuant to an effective registration statement registering such Registrable Securities (or the resale thereof) under the Securities Act, (b) such Registrable Securities have been sold, transferred or otherwise disposed of pursuant to Rule 144 of the Securities Act (“Rule 144”), (c) the date when such Registrable Securities first become eligible for sale pursuant to Rule 144 without volume limitation or the current public information requirement or (d) the date when such Registrable Securities are first no longer subject to the restrictions on trading under the provisions of Rule 144.
We are registering the resale of the shares of common stock covered by this prospectus supplement as required by the terms of the Purchase Agreement.
Pursuant to the Purchase Agreement, the Seller has agreed that, without our prior written consent, it will not Transfer (as defined in the Purchase Agreement) the 5,000,000 shares of our common stock received pursuant to the Purchase Agreement through the close of trading on January 30, 2027, subject to certain exceptions, including transfers to controlled affiliates of the Seller and distributions without consideration to equity holders of the Seller, in each case, that agree to be bound by such provisions, transfers to us or our subsidiaries, transfers pursuant to certain merger or tender offer or similar transactions and pledges to bona fide pledgees in connection with margin loans or other customary financing arrangements with a prohibition on foreclosure prior to such date. Such shares are subject to a legend reflecting these restrictions, which we will promptly remove upon expiration or waiver of the lock-up period.
As used herein, the term “selling stockholder” means the Seller.
The following table sets forth (i) the beneficial ownership of shares of our common stock by the selling stockholder prior to this offering and (ii) the maximum number of shares of our common stock that may be sold by or on behalf of the selling stockholder under the registration statement of which this prospectus forms a part. For purposes of the table below, we assume that the selling stockholder will sell all of the shares of our common stock covered by this prospectus supplement. We cannot predict when or in what amount the selling stockholder may sell any of the shares offered in this prospectus and/or in any prospectus supplement, if at all. The table, the related footnotes or additional disclosure below also set forth the nature of any position, office or, if applicable, any other material relationship that the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock to be held by the selling stockholder after completion of the offering.
We prepared the table based on information provided to us by the selling stockholder. We have not sought to verify such information. Additionally, the selling stockholder may have sold or transferred some or all of the shares of our common stock covered by this prospectus in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholder may also change over time.

Name of Selling Stockholder	Securities Beneficially Owned Prior to this Offering(1)		Shares of Common Stock Offered in this Offering	Securities Beneficially Owned After this Offering(1)
	Common Stock	Percent(2)		Common Stock	Percent(2)(3)
Q-Generation Holdings, LLC(4)	5,000,000	1.47%	5,000,000	—	—

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days.
(2)
Percentage of beneficial ownership is based upon 339,749,790 shares of our common stock outstanding, consisting of 334,749,790 shares of our common stock outstanding as of September 30, 2026 and the 5,000,000 shares of our common stock issued to the Seller as Stock Consideration on October 30, 2026.

(3)
Assumes the selling stockholder disposes of all of its shares of common stock covered by this prospectus supplement and does not acquire beneficial ownership of any additional shares of our common stock.

(4)
The shares are held of record by Q-Generation Holdings, LLC (“QGH”). Voting and dispositive power with respect to the shares held by QGH is exercised by a committee of the board of directors of QGH consisting of Wil VanLoh and two other individuals, and any action of the committee requires the approval of a majority of its members, which majority must include Mr. VanLoh. As a result, Mr. VanLoh may be deemed to share voting and dispositive power over, and therefore to beneficially own, the shares held by QGH. Because of the so-called “rule of three,” no other individual member of the committee exercises voting or dispositive power over the shares held by QGH, and none of them is deemed to be the beneficial owner of such shares. Mr. VanLoh disclaims beneficial ownership of the shares held by QGH except to the extent of his pecuniary interest therein. The address of QGH is 800 Capitol Street, Suite 3600, Houston, Texas 77002.

Certain Relationships with Registrant or Its Affiliates
Other than the Purchase Agreement, the Agreement and Plan of Merger, dated December 31, 2025, by and among Vistra Operations, TSVME, a Delaware limited liability company and wholly-owned subsidiary of Vistra Operations, and Hamilton Holdings II, LLC, a Delaware limited liability company and a then indirect subsidiary of Q-Generation (the “Target Company”), pursuant to which we acquired the Target Company (the “Merger”), and the transactions contemplated thereby, there are no relationships between the Seller and its affiliates, on the one hand, and the registrant or its predecessors or affiliates, on the other hand, within the past three years.

PLAN OF DISTRIBUTION
The selling stockholder, which term as used in this prospectus supplement includes the selling stockholder listed in the table under the heading “Selling Stockholder” and its donees, pledgees, transferees, distributees or other successors-in-interest selling shares of common stock received after the date of this prospectus supplement from the selling stockholder as a gift, pledge, partnership or limited liability company distribution or other non-sale related transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the common stock offered by this prospectus supplement on any stock exchange, market or trading facility on which such common stock is traded or in private transactions, subject to the lock-up provisions described under “Selling Stockholder.” These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholder or by agreement between the selling stockholder and underwriters, broker-dealers or agents who may receive fees or commissions in connection with any such sale.
The selling stockholder may use any one or more of the following methods when disposing of the offered common stock:
•	sales on the New York Stock Exchange or any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;
•	an over-the-counter sale or distribution;
•	one or more underwritten offerings (whether on a firm commitment or best efforts basis, including through bought deals or overnight offerings);
•	sales through agents or to or through underwriters, brokers or dealers;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
block trades (which may involve crosses) in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the brokerdealer for its account;
•	an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	sales directly to one or more purchasers;
•	short sales, whether through a broker-dealer or themselves, effected after the date of this prospectus supplement;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	agreements with broker-dealers to sell a specified number of shares of such common stock at a stipulated price per share;
•
through trading plans entered into by the selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus supplement and any applicable prospectus supplement hereto that provide for periodic sales of such securities on the basis of parameters described in such trading plans;

•
through forward sales, prepaid or variable prepaid forward contracts, collars, share lending or other derivative or monetization transactions, including the delivery of shares to settle or close out any such transaction;

•	through the distribution of the shares by the selling stockholder to its general or limited partners, members, managers, affiliates, employees, directors or stockholders;
•	in option transactions;
•	pledges of the securities as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the securities;
•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
Subject to the lock-up provisions described under “Selling Stockholder,” the selling stockholder may elect to make an in-kind distribution of its shares of common stock to its members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through the registration statement of which this prospectus supplement forms a part.
The selling stockholder may also sell its shares of common stock under Rule 144, Section 4(a)(1) or any other exemption from registration under the Securities Act, if, when and to the extent such exemption is available to it at the time of such sale, rather than under this prospectus, regardless of whether the securities are covered by this prospectus supplement.
Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the common stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell common stock short and deliver these shares to close out its short positions, or loan or pledge the securities to broker-dealers or other financial institutions that in turn may sell these shares, including to close out any stock loan or hedge position. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction). Any such broker-dealer, financial institution or other counterparty may use shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle such sales or to close out any related open borrowings of shares.
Subject to the lock-up provisions described under “Selling Stockholder,” the selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell common stock from time to time under a supplement to this prospectus supplement under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee or secured party as a selling stockholder under this prospectus supplement, if we elect, in our discretion, to name such person.
If the selling stockholder uses one or more underwriters in the sale, the underwriters will acquire shares of the common stock covered by this prospectus supplement for their own account, and they may resell such shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Shares of the common stock covered by this prospectus supplement may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The selling stockholder and any underwriters, broker-dealers or agents that are involved in selling the shares of the common stock covered by this prospectus supplement may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such underwriters, broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.
To the extent required, the shares of common stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable discounts, commissions, concessions or other compensation with respect to a particular offering will be set forth in a further prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement.
Pursuant to the Purchase Agreement, we will pay all Registration Expenses (as defined in the Purchase Agreement) in connection with the registration of these shares of common stock.
Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
There can be no assurances that the selling stockholder will sell, nor is the selling stockholder required to sell, any or all of the shares of common stock offered under this prospectus supplement.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. We may, in our discretion, add pledgees, permitted transferees, distributees, successors and donees as selling stockholders by prospectus supplement in instances where such person has acquired its shares from holders named in this prospectus supplement after the date of this prospectus supplement. Permitted transferees and successors of the selling stockholder may not be able to use this prospectus for resales until we, in our discretion, name them in the selling stockholder table by prospectus supplement or post-effective amendment. See “Selling Stockholder.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock covered by this prospectus supplement, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies and other financial institutions;
•	brokers, dealers or traders in securities;
•	“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	tax-qualified retirement plans;
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.
If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX

CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
A Non-U.S. Holder whose gain is described in the second bullet point generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
With respect to the third bullet point above, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we are not currently a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S3 under the Securities Act covering the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying base prospectus are each part of that registration statement, but do not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.
You can also find our SEC filings on our website at www.vistracorp.com. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC (except as indicated below with respect to Item 2.02 or Item 7.01 of Form 8-K):
•	Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026;
•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026 filed with the SEC on May 8, 2026, August 10, 2026 and November 9, 2026, respectively;
•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 18, 2026, including any portion of any subsequent reports on Form 8-K filed for the purposes of updating such information;

•
Current Reports on Form 8-K filed with the SEC on January 5, 2026, January 27, 2026, April 28, 2026, May 4, 2026, June 30, 2026, July 14, 2026, July 16, 2026, September 24, 2026, October 5, 2026 and November 5, 2026 (in each case other than documents or portions of those documents deemed to be furnished but not filed); and

•
the description of our capital stock contained in Exhibit 4.134 to our Annual Report on Form 10-K for the year ended December 31, 2024, including any further amendment or report filed for the purpose of updating such description and as further updated or amended by the accompanying prospectus.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus supplement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus supplement, unless otherwise indicated on such Form 8-K.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.
You may request a free copy of these filings by writing or telephoning us at the following address:
Vistra Corp.
Attention: Investor Relations Department
6555 Sierra Drive
Irving, Texas 75039
Telephone: (214) 812-4600
Upon such request, we will provide each person, including any beneficial owner, to whom this prospectus is delivered, a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Copies of these filings are also available free of charge on the investors section of Vistra’s website at www.vistracorp.com when such reports are available on the SEC’s website. Further corporate governance information, including Vistra’s certificate of incorporation, bylaws, governance guidelines, board committee charters, and code of conduct, is also available on Vistra’s website. None of the information on, or accessible through, Vistra’s website or the SEC’s website is part of, or incorporated by reference in, this prospectus.

LEGAL MATTERS
The validity of the common stock to be offered hereby by the selling stockholder will be passed upon for us by Latham & Watkins LLP.

EXPERTS
The financial statements and related financial statement schedule of Vistra Corp. incorporated by reference in this prospectus, and the effectiveness of Vistra Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PROSPECTUS

VISTRA CORP.
Common Stock
Preferred Stock
Vistra Corp. may offer any of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by selling securityholders of the securities described herein.
This prospectus provides you with a general description of these securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, agents or dealers, or directly to purchasers, or through a combination of these methods. The terms of the plan of distribution will be provided in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
The common stock of Vistra Corp. is listed on the New York Stock Exchange and the NYSE Texas under the symbol “VST.” On September 4, 2026, the last reported sale price of our common stock on the New York Stock Exchange was $149.30 per share. Unless otherwise indicated in the applicable prospectus supplement, we do not intend to list the other securities described in this prospectus on a national securities exchange.
Our principal executive offices are located at 6555 Sierra Drive, Irving, Texas 75039 and our telephone number is (214) 812-4600.
Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in Vistra’s most recent annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 3.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 8, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Vistra Corp. and Vistra Operations Company LLC, its indirect wholly owned subsidiary, have jointly filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process, each as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus and selling securityholders may offer such securities owned by them from time to time. We may offer any of the following securities: common stock and preferred stock (collectively, the “securities”).
This prospectus provides you with a general description of the securities that may be offered by us and/or selling securityholders. Each time we and/or selling securityholders offer securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and sold and the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. The registration statement we have filed with the SEC includes exhibits that provide more detail regarding the securities described in this prospectus. You should read this prospectus, the registration statement of which this prospectus is a part and the related exhibits filed with the SEC and any prospectus supplement (and any free writing prospectus) together with additional information described under “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
In this prospectus, “Vistra,” “we,” “us,” “our” and the “Company” refer to Vistra Corp. and its consolidated subsidiaries, as apparent in the context. When we refer to “Vistra Operations,” we mean Vistra Operations Company LLC. When we refer to “you,” we mean the potential holders of the applicable securities.

VISTRA CORP.
Vistra is an integrated retail electricity and power generation company that provides essential power resources to customers, businesses, and communities from California to Maine. We combine an innovative, customer-centric approach to retail sales with safe, reliable, diverse, and efficient power generation. Our integrated power generation and wholesale operation allows us to efficiently obtain the electricity needed to serve our customers at the lowest cost. The integrated model enables us to structure products and contracts in a way that offers significant value compared to stand-alone retail electric providers. The Company brings its products and services to market in 18 states and the District of Columbia, including all major competitive wholesale power markets in the U.S. We serve approximately 5 million residential, commercial, and industrial retail customers with electricity and natural gas. Our generation fleet totals approximately 44,000 megawatts of generation capacity powered by a diverse portfolio, including natural gas, nuclear, coal, solar, and battery energy storage facilities.
Our principal executive offices are located at 6555 Sierra Drive, Irving, Texas 75039. Our telephone number is (214) 812-4600, and our internet address is www.vistracorp.com. Information contained on our and/or our subsidiaries’ websites is not and should not be deemed a part of this prospectus or any other report or filing filed with or furnished to the SEC.

RISK FACTORS
Investing in the securities involves certain risks. You are urged to read and consider the risk factors relating to an investment in the securities described in our most recent annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. There may be additional risks and uncertainties (either currently unknown or not currently believed to be material) that could adversely affect the results of our operations, financial position and liquidity. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the particular securities and your investment therein.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR archives of the SEC electronically.
The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus (other than any documents, or portions of documents, not deemed to be filed). We incorporate by reference the following documents previously filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2025;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026;
•
our Current Reports on Form 8-K filed with the SEC on January 5, 2026 (except for portions deemed to be furnished and not filed), January 27, 2026, April 28, 2026, May 4, 2026, June 30, 2026, July 14, 2026 and July 16, 2026; and

•
The description of our capital stock contained in Exhibit 4.134 to our Annual Report on Form 10-K for the year ended December 31, 2024, including any further amendment or report filed for the purpose of updating such description and as further updated or amended by this prospectus.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated. For the avoidance of doubt, we are not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.
You may request a free copy of these filings by writing or telephoning us at the following address:
Vistra Corp.
Attention: Investor Relations Department
6555 Sierra Drive
Irving, Texas 75039
Telephone: (214) 812-4600
Upon such request, we will provide each person, including any beneficial owner, to whom this prospectus is delivered, a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Copies of these filings are also available free of charge on the investors section of our website at www.vistracorp.com when such reports are available on the SEC’s website. Further corporate governance information, including our certificate of incorporation, bylaws, governance guidelines, board committee charters, and code of conduct, is also available on our website. None of the information on, or accessible through, our website or the SEC’s website is part of, or incorporated by reference in, this prospectus.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.
We will not receive any of the proceeds from the sale of any securities by any selling securityholders.

DESCRIPTION OF CAPITAL STOCK
General
The following description of our common stock and preferred stock, which we refer to collectively as the “capital stock,” is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Certificate of Incorporation (as amended, the “Charter”), our Restated Bylaws (“Bylaws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. This description also summarizes relevant provisions of the General Corporation Law of the State of Delaware (“DGCL”). Accordingly, the more general information provided below is subject to, and qualified in its entirety by reference to, the Charter, Bylaws and the DGCL.
Authorized Capital Stock
We have the authority to issue a total of 1,900,000,000 shares of capital stock, consisting of:
•	1,800,000,000 shares of our common stock, par value $0.01 per share; and
•	100,000,000 shares of our preferred stock, par value $0.01 per share.
Rights and Preferences of Our Capital Stock
Common Stock
Voting Rights
All shares of our common stock have identical rights and privileges, in each case subject to the rights and privileges of any series of preferred stock then issued and outstanding, as further described in the applicable certificate of designation of such series of preferred stock, as may be amended from time to time. The holders of shares of our common stock are entitled to vote on all matters submitted to a vote of our stockholders, including the election of directors. On all matters to be voted on by holders of shares of our common stock, the holders will be entitled to one vote for each share of our common stock held of record, and will have no cumulative voting rights.
Dividend Rights
Subject to limitations under applicable Delaware law, preferences that may apply to any outstanding shares of our preferred stock and contractual restrictions, holders of our common stock are entitled to receive dividends or other distributions ratably, when, as and if declared by our board of directors (“Board”). The ability of the Board to declare dividends with respect to our common stock, however, will be subject to such limitations, preferences and restrictions and the availability of sufficient funds under the DGCL to pay such dividends.
Rights upon Liquidation
In the event of a liquidation, dissolution or winding up of the Company, after the payment in full of all amounts owed to our creditors and holders of any outstanding shares of our preferred stock, the remaining assets of the Company will be distributed ratably to the holders of shares of our common stock. The rights, preferences and privileges of holders of shares of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any class or series of preferred stock which the Board may designate and issue in the future without stockholder approval.
Fully Paid and Nonassessable
The issued and outstanding shares of our common stock are fully paid and nonassessable.
Other Rights
Holders of shares of our common stock do not have pre-emptive, subscription, redemption or conversion rights.
Blank Check Preferred Stock
Subject to limitations under applicable Delaware law, the Board is authorized to issue, from time to time and without stockholder approval, up to an aggregate of 100,000,000 shares of preferred stock in one or more classes or series and to fix the designations, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such class or series, including the dividend rights, conversion rights, voting rights, redemption rights (including sinking fund provisions), liquidation preferences and the number of shares constituting any class or series. The issuance of preferred stock with voting and conversion rights would also adversely affect the voting power of the holders of shares of our common stock, including the potential loss of voting control to others.
Stockholder Meetings
Our Charter and Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board, Chairman of the Board or our Chief Executive Officer. Our Charter and Bylaws provide that, except as otherwise required by applicable law or the terms of any class or series of preferred stock issued in the future, special meetings of the stockholders may be called by (a) the Board at any time or (b) the Chairman of the Board or the Secretary of the Company upon the written request or requests of one or more stockholders of record holding a majority of the voting power of the then-outstanding shares of our capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting and complying with the notice procedures set forth in our Bylaws. Unless otherwise provided by the terms of any class or series of preferred stock issued in the future, our stockholders have no authority to act by written consent. To the extent permitted under the DGCL, we may conduct stockholder meetings by remote communications.
Anti-takeover Effects of Provisions in Our Charter and Bylaws
Our Charter and Bylaws contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of the Company. In addition, provisions of our Charter and Bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares of our common stock held by our stockholders.
No Written Consent of Stockholders
Any action to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.
Special Meetings of Stockholders
Except as required by the DGCL or the terms of any class or series of preferred stock issued in the future, special meetings of our stockholders may be called only by (a) the Board at any time or (b) the Chairman of the Board or the Secretary of the Company upon written request of one or more stockholders of record holding a majority of the voting power of the then-outstanding shares of our capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting and complying with the notice procedures set forth in our Bylaws.
Advance Notice Requirement
Stockholders must provide timely notice when seeking to:
•	bring business before an annual meeting of stockholders;
•	bring business before a special meeting of stockholders (if contemplated and permitted by the notice of a special meeting); or
•	nominate candidates for election to the Board at an annual meeting of stockholders or at a special meeting of stockholders called for the purpose of electing one or more directors to the Board.
To be timely, a stockholder’s notice generally must be received by the Secretary of the Company at our principal executive offices:
•	in the case of an annual meeting:
•
not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the immediately preceding year’s annual meeting, or

•
if the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting and the 10th day following the day on which the first public announcement of the date of the annual meeting is made by the Company; or

•
in the case of a special meeting, not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board.

Issuance of Blank Check Preferred Stock
The Board is authorized to issue, without further action by the stockholders, up to 100,000,000 shares of preferred stock with rights and preferences designated from time to time by the Board as described above under “—Rights and Preferences of Our Capital Stock—Blank Check Preferred Stock.” The existence of authorized but unissued shares of preferred stock may enable the Board to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.
Section 203 of the DGCL
In our Charter, we have elected not to be governed by Section 203 of the DGCL, as permitted under and pursuant to subsection (b)(3) of Section 203. Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s outstanding voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are currently not subject to any anti-takeover effects of Section 203, although no assurance can be given that we will not elect to be governed by Section 203 of the DGCL in the future.
Amendment of Bylaws and Charter
Our Charter provides that, except as otherwise provided therein and in addition to any requirements of law, to the extent any amendment, alteration, change or repeal of any provision of our Charter is subject to the affirmative vote of stockholders pursuant to Section 242 of the DGCL, the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, is required to adopt, amend or repeal such provision. Our Board is expressly authorized to adopt, amend or repeal our Bylaws. Except as otherwise provided in our Charter or Bylaws, and in addition to any requirements of law, stockholders may adopt, amend or repeal our Bylaws by the affirmative vote of a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class.
Exclusive Forum
Our Charter provides that unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, any state court located in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for any stockholder (including any beneficial owner) to bring any claim (a) based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity or (b) as to which the DGCL confers jurisdiction on the Court of Chancery. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of, and consented to the forum provisions in, our Charter. The enforceability of similar forum provisions in other companies’ certificates of incorporation, however, has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.
Limitations on Liability and Indemnification of Directors and Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to the corporation and its stockholders for monetary damages for breaches of fiduciary duties, subject to certain exceptions and conditions. Our Charter provides that, to the fullest extent permitted by the DGCL, no director or officer will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer.
Under the DGCL, the limitation of liability for directors does not extend to liability (i) for any breach of the director’s duty of loyalty to the Company or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The limitation of liability for officers is subject to the exceptions described in clauses (i), (ii) and (iv) above and does not extend to liability arising in any action by or in the right of the corporation.
In addition, our Bylaws and separate indemnification agreements provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL. Under our Bylaws, the Company agrees that it is the indemnitor of first resort to provide advancement of expenses or indemnification to directors and officers.
The limitation of liability and indemnification provisions included in our Charter and Bylaws and separate indemnification agreements may discourage stockholders from bringing a lawsuit against directors or certain officers for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Listing
Our common stock is currently listed on the New York Stock Exchange and NYSE Texas under the symbol “VST.”

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable transfer agent or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable transfer agent or other designated party.
Redemption proceeds, distributions and dividend payments, as applicable, on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC; and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered to the holders of beneficial interests in the securities.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if,
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be; or

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities;
we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear, or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor any agent of ours has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. If authorized by us, the initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling securityholder, the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement, the number and type of securities to be offered for the securityholder’s account and the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and any selling securityholder may sell the securities offered pursuant to this prospectus from time to time:
•	through underwriters or dealers;
•	through agents;
•	directly to one or more purchasers; or
•	through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS
Unless we tell you otherwise in the applicable prospectus supplement, Sidley Austin LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Vistra. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The financial statements and related financial statement schedule of Vistra Corp. incorporated by reference in this prospectus, and the effectiveness of Vistra Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.